UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

__________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                      July 27, 2006

Date of Report (Date of earliest event reported)

_________________

MOLEX INCORPORATED

(Exact name of registrant as specified in its charter)

_________________

Delaware	0-7491	36-2369491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 Wellington Court, Lisle, Illinois         60532

(Address and zip code of principal executive offices)

                   (630) 969-4550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

Salaries and Cash Merit Bonus Awards

On July 27, 2006 the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Molex Incorporated (the “Company”) approved (i) cash merit bonus awards for the fiscal year ended June 30, 2006 (“FY06”), and (ii) annual base salaries for the period September 1, 2006 to September 1, 2007, for the named executive officers for our 2006 Proxy Statement which we intend to file with the Securities and Exchange Commission on or around September 11, 2006 (collectively, the “Named Executive Officers”).

The following table sets forth the annual base salaries and the FY06 cash merit bonus awards for the Named Executive Officers.

Name and Position	Base Salary (effective 9/1/06)	Cash Merit Bonus (payable August 2006)
Frederick A. Krehbiel Co-Chairman	$450,000	$343,935
John H. Krehbiel, Jr. Co-Chairman	$450,000	$343,935
Martin P. Slark Vice Chairman and Chief Executive Officer	$850,000	$617,775
Liam G. McCarthy President and Chief Operating Officer	$550,000	$432,443
Robert B. Mahoney Executive Vice President and Regional President, Far East South	$561,350	$338,106

Establishment of Cash Merit Bonus Targets

On July 27, 2006, the Committee also approved cash merit bonus targets for the period July 1, 2007 to June 30, 2006 (“FY07”), for the Named Executive Officers.  The cash merit bonus plan covers all executive officers and provides that a cash merit bonus will be paid upon the achievement of two metrics: a profit-before-tax goal (“PBT”) and performance against individual goals.  Under the plan, the Committee determines the target bonus opportunity for each executive officer based on the achievement of minimum, target and maximum performance goals.  The PBT metric is not discretionary, but the individual goal metric is discretionary based on the Committee’s evaluation of the Named Executive Officer’s performance.

The following table sets forth the FY07 bonus opportunities for the Named Executive Officers under the cash merit bonus plan.

Name	Minimum Bonus Opportunity (1)			Target Bonus Opportunity (1)			Maximum Bonus Opportunity (1)
	PBT	Goals	Total	PBT	Goals	Total	PBT	Goals	Total
Frederick A. Krehbiel (2)	24%	6%	30%	48%	12%	60%	96%	24%	120%
John H. Krehbiel, Jr. (2)	24%	6%	30%	48%	12%	60%	96%	24%	120%
Martin P. Slark	30%	7.5%	37.5%	60%	15%	75%	120%	30%	150%
Liam G. McCarthy	24%	6%	30%	48%	12%	60%	96%	24%	120%
Robert B. Mahoney	20%	5%	25%	40%	10%	50%	68%	17%	85%

(1) Represent percentages of base salary.

(2) The Co-Chairmen are not assigned individual goals.  The Committee determines, in its sole discretion, the percent that should be awarded to each of the Co-Chairmen under this metric.

Directors’ Deferred Compensation

On July 28, 2006, the Board of the Company approved amendments to the Molex 2005 Outside Directors’ Deferred Compensation Plan and the Molex Deferred Compensation Plan (collectively, the “Plans”).  Under the terms of the Plans, the non-employee members of the Board may defer all or a portion of their director compensation into an interest bearing account or a stock unit account.  Compensation deferred into a stock unit account is converted into stock units based on the fair market value of the Company’s common stock on the date the compensation would otherwise have been paid.  Prior to the amendments, all deferred compensation was distributed in cash upon termination of service.  Under the terms of the amended Plans, amounts deferred into stock unit accounts will be distributed in whole shares of the Company’s Common Stock, rather than cash, upon termination of service.   The foregoing summary is qualified in its entirety by reference to the terms of the Plans, which are attached as Exhibits 99.1 and 99.2 hereto.

Item 9.01   Financial Statements and Exhibits.

(c)

Exhibits

Exhibit 99.1

Molex 2005 Outside Directors’ Deferred Compensation Plan

Exhibit 99.2

Molex Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2006

MOLEX INCORPORATED

By:

/s/ ANA G. RODRIGUEZ

Ana G. Rodriguez

Secretary

EXHIBIT INDEX Exhibit No. Description Exhibit 99.1 Molex 2005 Outside Directors’ Deferred Compensation Plan Exhibit 99.2 Molex Deferred Compensation Plan